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                                                                    EXHIBIT 23-A


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of each of our reports dated January 18, 2001 and February 15, 2002 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries, which reports are included in the Ford Motor Credit Company Annual Report on Form 10-K for the year ended December 31, 2000 and the Ford Motor Credit Company Current Report on Form 8-K dated February 22, 2002, respectively. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan


March 8, 2002